Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Year and Three Months Ended December 31, 2015

Long-term net inflows of $16.2 billion for the year
Annual adjusted diluted EPS of $2.44
Annual adjusted operating margin of 41.0%
Total 2015 return of capital of over $1.0 billion

Atlanta, January 28, 2016 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2015.

“In spite of volatile markets, our strong, long-term investment performance and sharp focus on helping clients achieve their investment objectives contributed to long-term net inflows of $16.2 billion for the year,” said Martin L. Flanagan, president and CEO.  “Our focused efforts helped us maintain an operating margin of 41.0% and return more than $1.0 billion of capital to shareholders during 2015.  For 2016, given the continued volatility in the markets, we are taking a disciplined approach to managing operations, balancing our goals of reinvesting in the business for the benefit of clients with the need to run our business effectively and efficiently.”

	2015		2014		% Change
Adjusted Financial Measures(1,2)
Net revenues	$3,643.2	m	$3,608.3	m	1.0%
Operating income	$1,493.7	m	$1,495.0	m	(0.1)%
Operating margin	41.0%		41.4%
Net income attributable to Invesco Ltd.	$1,048.7	m	$1,094.8	m	(4.2)%
Diluted EPS	$2.44		$2.51		(2.8)%

U.S. GAAP Financial Measures
Operating revenues	$5,122.9	m	$5,147.1	m	(0.5)%
Operating income	$1,358.4	m	$1,276.9	m	6.4%
Operating margin	26.5%		24.8%
Net income attributable to Invesco Ltd.(3)	$968.1	m	$988.1	m	(2.0)%
Diluted EPS(3)	$2.26		$2.27		(0.4)%

Assets Under Management
Ending AUM	$775.6	bn	$792.4	bn	(2.1)%
Average AUM	$794.7	bn	$790.3	bn	0.6%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

(2)
The foreign exchange impact of applying the 2014 annual average foreign exchange rate to the 2015 annual results would result in an increase to adjusted operating income of $81.7 million, a 0.3 percentage points increase in adjusted operating margin, and an increase of $65.1 million to adjusted net income attributable to Invesco Ltd., or $0.15 on adjusted diluted EPS.

(3)	U.S. GAAP measures include the results of discontinued operations in 2014.

	Q4-15		Q3-15		Q4-15 vs. Q3-15	Q4-14		Q4-15 vs. Q4-14
Adjusted Financial Measures(1,2)
Net revenues	$886.1	m	$903.0	m	(1.9)%	$905.8	m	(2.2)%
Operating income	$355.7	m	$373.4	m	(4.7)%	$373.1	m	(4.7)%
Operating margin	40.1%		41.4%			41.2%
Net income attributable to Invesco Ltd.	$243.8	m	$261.4	m	(6.7)%	$272.6	m	(10.6)%
Diluted EPS	$0.58		$0.61		(4.9)%	$0.63		(7.9)%

U.S. GAAP Financial Measures(3)
Operating revenues	$1,239.7	m	$1,273.5	m	(2.7)%	$1,276.7	m	(2.9)%
Operating income	$303.6	m	$352.7	m	(13.9)%	$348.2	m	(12.8)%
Operating margin	24.5%		27.7%			27.3%
Net income attributable to Invesco Ltd.	$201.9	m	$249.3	m	(19.0)%	$269.8	m	(25.2)%
Diluted EPS	$0.48		$0.58		(17.2)%	$0.62		(22.6)%

Assets Under Management
Ending AUM	$775.6	bn	$755.8	bn	2.6%	$792.4	bn	(2.1)%
Average AUM	$783.7	bn	$788.9	bn	(0.7)%	$789.8	bn	(0.8)%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

(2)
The foreign exchange impact of applying the Q3-15 average foreign exchange rate to the Q4-15 results would result in an increase to adjusted operating income of $4.2 million, a 0.2 percentage points on adjusted operating margin, and an increase of $3.5 million to adjusted net income attributable to Invesco Ltd.

(3)	U.S. GAAP measures include the results of discontinued operations.

Assets Under Management

Total assets under management (AUM) at December 31, 2015, were $775.6 billion (September 30, 2015: $755.8 billion), an increase of $19.8 billion during the fourth quarter. Total net inflows were $4.1 billion for the fourth quarter, as detailed below:

	Quarterly			Year-to-date
Summary of net flows (in billions)	Q4-15	Q3-15	Q4-14	2015	2014
Active	$3.5	($1.6)	$0.9	$14.1	$2.1
Passive	0.4	(2.3)	1.6	2.1	6.0
Long-term net flows	3.9	(3.9)	2.5	16.2	8.1
Invesco PowerShares QQQ	2.0	(0.9)	(3.2)	(1.8)	(10.7)
Money market	(1.8)	(1.5)	—	(11.9)	(5.8)
Total net flows	$4.1	($6.3)	($0.7)	$2.5	($8.4)

Net market gains led to a $21.0 billion increase in AUM during the fourth quarter, compared to a $35.6 billion decrease in the third quarter 2015. Foreign exchange rate movements led to a $5.3 billion decrease in AUM during the fourth quarter, compared to a $5.9 billion decrease in the third quarter 2015. Average AUM during the fourth quarter were $783.7 billion, compared to $788.9 billion for the third quarter 2015, a decrease of 0.7%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the the company's Form 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

U.S. GAAP Earnings

This section comments on the more significant items that have impacted the company's fourth quarter 2015 results as presented in accordance with U.S. GAAP, as compared to the third quarter 2015.

Operating revenues decreased 2.7% to $1,239.7 million in the fourth quarter, from $1,273.5 million in the third quarter 2015. Operating expenses increased by 1.7% to $936.1 million in the fourth quarter, from $920.8 million in the third quarter 2015.

Business optimization charges of $16.2 million were recorded in the fourth quarter of 2015, including $12.2 million of staff severance costs recorded in employee compensation associated with a business transformation initiative. This is the first part of a broad program that will continue through 2016 focused on transforming several key business support functions to become more effective and efficient. Incremental implementation costs in 2016 are estimated to be up to $85 million and the initiative is expected to generate ongoing cost savings that will more than fully offset the implementation expense within a three year time frame after completion.

Separately, general and administrative expenses for the fourth quarter of 2015 include a provision of $12.6 million pertaining to regulatory investigations and related legal fees of $0.5 million. This includes $7.6 million associated with our private equity business.

In the first quarter of 2015, the company acquired certain investment management contracts from a third party for a purchase price comprised of contingent consideration payable in future periods. During the fourth quarter of 2015, changes in the fair value of the contingent consideration liability generated a gain of $8.7 million, which was recorded in other gains and losses, net. The third quarter of 2015 included a gain of $18.4 million associated with the fair value of this liability.

The inclusion of consolidated investment products in the U.S GAAP earnings resulted in a reduction of $19.4 million in net income attributable to Invesco Ltd. in the fourth quarter, compared to a $13.2 million reduction in the third quarter 2015.

The effective tax rate on continuing operations increased to 30.8% for the fourth quarter, from 29.4% for the third quarter 2015. See note 10 on page 26 for further details.

Non-GAAP Earnings

This section discusses the company's fourth quarter 2015 non-GAAP financial results, as compared to the third quarter 2015. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 12 through 16 of this release.

Net revenues decreased by $16.9 million (1.9%) to $886.1 million in the fourth quarter, from $903.0 million in the third quarter 2015. The decrease was principally due to reduced investment management fees partly offset by reduced third-party distribution, service and advisory expenses. Foreign exchange rate changes decreased fourth quarter net revenues by $8.1 million when compared to the third quarter 2015.

Investment management fees, as adjusted, decreased $29.3 million (2.8%) to $1,008.8 million in the fourth quarter, from $1,038.1 million in the third quarter 2015. The decrease reflects the lower average AUM and changes in the AUM product and currency mix. Foreign exchange rate changes decreased fourth quarter management fees by $10.1 million when compared to third quarter 2015.

Service and distribution fees, as adjusted, decreased $7.2 million (3.4%) to $207.6 million in the fourth quarter, from $214.8 million in the third quarter 2015, reflecting the lower average AUM associated with products that charge these fees. Foreign exchange rate changes decreased fourth quarter service and distribution fees by $0.1 million when compared to third quarter 2015.

Performance fees, as adjusted, increased $1.2 million (6.8%) to $18.8 million in the fourth quarter, from $17.6 million in the third quarter 2015. The fourth quarter performance fees included $9.8 million generated from real estate, $3.2 million from U.K. equities and the remainder from a variety of other investment capabilities. Foreign exchange rate changes decreased performance fees by $0.1 million in the fourth quarter when compared to the third quarter 2015.

Other revenues, as adjusted, increased by $1.4 million (5.1%) to $29.0 million in the fourth quarter, from $27.6 million in the third quarter 2015 reflecting increased real estate transaction fees. Foreign exchange rate changes decreased fourth quarter other revenues by $0.1 million when compared to third quarter 2015.

Third-party distribution, service and advisory expenses, as adjusted, decreased by $17.0 million (4.3%) to $378.1 million in the fourth quarter from $395.1 million in the third quarter 2015. The decrease reflects lower retail management fees and service and distribution fees. Foreign exchange rate changes decreased the fourth quarter third-party distribution, services and advisory expenses by $2.3 million.

Total operating expenses, as adjusted, increased by $0.8 million (0.2%) to $530.4 million in the fourth quarter, from $529.6 million in the third quarter 2015. Foreign exchange rate changes decreased fourth quarter operating expenses by $3.9 million when compared to the third quarter 2015.

Employee compensation expenses, as adjusted, decreased by $8.1 million (2.3%) to $338.8 million in the fourth quarter, from $346.9 million in the third quarter 2015. The decreased reflected lower incentive compensation combined with the impact of foreign exchange rate changes. Foreign exchange rate changes decreased fourth quarter employee compensation expenses by $2.3 million when compared to the third quarter 2015.

Marketing expenses, as adjusted, increased by $8.8 million (34.1%) to $34.6 million in the fourth quarter, from $25.8 million in the third quarter 2015 due to a seasonal increase in advertising and other marketing costs in support of the business, particularly in EMEA. Foreign exchange rate changes decreased fourth quarter marketing expenses by $0.4 million when compared to the third quarter 2015.

Property, office and technology expenses, as adjusted, increased $0.5 million (0.6%) to $80.4 million in the fourth quarter, from $79.9 million in the third quarter 2015. Foreign exchange rate changes decreased fourth quarter property, office and technology expenses by $0.5 million when compared to the third quarter 2015.

General and administrative expenses, as adjusted, decreased $0.4 million (0.5%) to $76.6 million in the fourth quarter, from $77.0 million in the third quarter 2015. Foreign exchange rate changes decreased fourth quarter general and administrative expenses by $0.7 million when compared to the third quarter 2015.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $0.3 million in the fourth quarter, compared to $4.2 million in the third quarter 2015. Other gains and losses, net in the fourth quarter were a loss of $10.3 million compared to a third quarter 2015 loss of $6.6 million. Fourth quarter other gains and losses, net included a $7.3 million realized loss on the disposition of private equity partnership interests and a $2.0 million unrealized loss on the mark-to-market of other seed money investments. Separately, other income of consolidated sponsored investment products (CSIP), net was a gain of $0.8 million in the fourth quarter compared to a third quarter 2015 loss of $3.6 million.

The adjusted effective tax rate increased to 26.6% for the fourth quarter, from 26.5% for the third quarter 2015.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products is reconciled on pages 19 and 22, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
in millions
Cash and cash equivalents	$1,851.4	$1,514.2	$1,851.4	$1,514.2
Investments of CIP	—	—	6,016.1	5,762.8
Total assets(1)	$18,593.7	$14,220.6	$25,073.2	$20,450.0

Long-term debt	2,072.8	1,576.8	2,072.8	1,576.8
Debt of CIP	—	—	5,437.0	5,149.6
Long-term debt / Long-term debt plus CIP debt	$2,072.8	$1,576.8	$7,509.8	$6,726.4

Total liabilities(1)	$10,499.5	$5,734.2	$16,210.2	$11,164.7

Total permanent equity(1)	$7,926.9	$8,320.9	$8,695.7	$9,119.8

Debt/Equity % (1) (2)	26.1%	18.9%	86.4%	73.8%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 19 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of December 31, 2015, the company's cash and cash equivalents were $1,851.4 million, with long-term debt of $2,072.8 million. The credit facility balance was zero at December 31, 2015, $99.5 million at September 30, 2015 and zero at December 31, 2014.

During the fourth quarter the company issued senior notes with aggregate principal amounts of $500 million at an interest rate of 3.75% due January 15, 2026.

Dividends paid in the fourth quarter were $113.8 million bringing total 2015 full-year cash dividends to $454.5 million. Today the company is announcing a fourth-quarter cash dividend of 27.0 cents per share to holders of common shares. The dividend is payable on March 4, 2016, to shareholders of record at the close of business on February 18, 2016, with an ex-dividend date of February 16, 2016.

During the fourth quarter the company repurchased $214.8 million of its common shares, representing 6.5 million shares at a weighted average share price of $33.11. This brings year-to-date repurchases to $548.8 million representing 15.5 million shares.

Headcount

As of December 31, 2015, the company had 6,490 employees, compared to 6,430 employees as of September 30, 2015, and 6,264 at December 31, 2014. The majority of the headcount increase is attributable to growth in our global shared service centers.

Business Acquisitions

During the fourth quarter of 2015 the company announced that it is increasing its ownership of Religare Invesco Asset Management Company, our joint venture in India, from 49% to 100%. The acquisition of this controlling interest is expected to close in early 2016 pending regulatory approvals.

On January 12, 2016 the company announced it had acquired Jemstep, a market-leading provider of advisor-focused digital solutions.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 28, 2016, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until February 11, 2016 at 5:00 p.m. ET by calling 1-866-423-4776 for U.S. and Canadian callers or 1-203-369-0842 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-15	Q3-15	% Change	Q4-14	% Change
Adjusted revenues:
Investment management fees	$1,008.8	$1,038.1	(2.8)%	$1,032.9	(2.3)%
Service and distribution fees	207.6	214.8	(3.4)%	217.7	(4.6)%
Performance fees	18.8	17.6	6.8%	19.0	(1.1)%
Other	29.0	27.6	5.1%	34.1	(15.0)%
Third-party distribution, service and advisory	(378.1)	(395.1)	(4.3)%	(397.9)	(5.0)%
Net revenues	886.1	903.0	(1.9)%	905.8	(2.2)%
Adjusted operating expenses:
Employee compensation	338.8	346.9	(2.3)%	347.0	(2.4)%
Marketing	34.6	25.8	34.1%	33.0	4.8%
Property, office and technology	80.4	79.9	0.6%	75.6	6.3%
General and administrative	76.6	77.0	(0.5)%	77.1	(0.6)%
Total adjusted operating expenses	530.4	529.6	0.2%	532.7	(0.4)%
Adjusted operating income	355.7	373.4	(4.7)%	373.1	(4.7)%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	0.3	4.2	(92.9)%	1.2	(75.0)%
Interest and dividend income	6.7	4.2	59.5%	5.5	21.8%
Interest expense	(23.0)	(20.4)	12.7%	(18.1)	27.1%
Other gains and losses, net	(10.3)	(6.6)	56.1%	5.9	(274.6)%
Other income/(expense) of CSIP, net	0.8	(3.6)	(122.2)%	1.0	(20.0)%
Adjusted income before income taxes	330.2	351.2	(6.0)%	368.6	(10.4)%
Adjusted income tax provision	(87.9)	(93.0)	(5.5)%	(96.1)	(8.5)%
Adjusted net income	242.3	258.2	(6.2)%	272.5	(11.1)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	1.5	3.2	(53.1)%	0.1	1,400.0%
Adjusted net income attributable to Invesco Ltd.	$243.8	$261.4	(6.7)%	$272.6	(10.6)%

Adjusted diluted EPS	$0.58	$0.61	(4.9)%	$0.63	(7.9)%
Average diluted shares outstanding	423.2	429.1	(1.4)%	433.6	(2.4)%

Ending headcount	6,490	6,430	0.9%	6,264	3.6%
Ending AUM (in billions)	$775.6	$755.8	2.6%	$792.4	(2.1)%
Average AUM (in billions)	$783.7	$788.9	(0.7)%	$789.8	(0.8)%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2015	2014	% Change
Adjusted revenues:
Investment management fees	$4,153.7	$4,147.4	0.2%
Service and distribution fees	855.4	893.1	(4.2)%
Performance fees	101.3	70.2	44.3%
Other	125.7	143.2	(12.2)%
Third-party distribution, service and advisory	(1,592.9)	(1,645.6)	(3.2)%
Net revenues	3,643.2	3,608.3	1.0%
Adjusted operating expenses:
Employee compensation	1,399.8	1,394.2	0.4%
Marketing	118.5	115.5	2.6%
Property, office and technology	320.3	306.7	4.4%
General and administrative	310.9	296.9	4.7%
Total adjusted operating expenses	2,149.5	2,113.3	1.7%
Adjusted operating income	1,493.7	1,495.0	(0.1)%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	14.0	15.9	(11.9)%
Interest and dividend income	19.7	16.8	17.3%
Interest expense	(81.7)	(73.1)	11.8%
Other gains and losses, net	(17.5)	25.1	N/A
Other income/(expense) of CSIP, net	11.7	24.3	(51.9)%
Adjusted income before income taxes	1,439.9	1,504.0	(4.3)%
Adjusted income tax provision	(389.5)	(399.5)	(2.5)%
Adjusted net income	1,050.4	1,104.5	(4.9)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(1.7)	(9.7)	(82.5)%
Adjusted net income attributable to Invesco Ltd.	$1,048.7	$1,094.8	(4.2)%

Adjusted diluted EPS	$2.44	$2.51	(2.8)%
Average diluted shares outstanding	429.3	435.6	(1.4)%

Ending headcount	6,490	6,264	3.6%
Ending AUM (in billions)	$775.6	$792.4	(2.1)%
Average AUM (in billions)	$794.7	$790.3	0.6%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-15	Q3-15	% Change	Q4-14	% Change
Operating revenues:
Investment management fees	$987.1	$1,016.9	(2.9)%	$1,009.5	(2.2)%
Service and distribution fees	207.6	214.8	(3.4)%	217.7	(4.6)%
Performance fees	16.8	15.6	7.7%	16.8	—%
Other	28.2	26.2	7.6%	32.7	(13.8)%
Total operating revenues	1,239.7	1,273.5	(2.7)%	1,276.7	(2.9)%
Operating expenses:
Employee compensation	349.8	337.6	3.6%	345.7	1.2%
Third-party distribution, service and advisory	375.2	392.3	(4.4)%	394.5	(4.9)%
Marketing	34.1	24.9	36.9%	31.9	6.9%
Property, office and technology	81.3	79.0	2.9%	72.0	12.9%
General and administrative	95.7	87.0	10.0%	84.4	13.4%
Total operating expenses	936.1	920.8	1.7%	928.5	0.8%
Operating income	303.6	352.7	(13.9)%	348.2	(12.8)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	3.1	8.2	(62.2)%	6.4	(51.6)%
Interest and dividend income	5.5	2.4	129.2%	4.5	22.2%
Interest expense	(23.0)	(20.4)	12.7%	(18.1)	27.1%
Other gains and losses, net	3.7	0.9	311.1%	6.6	(43.9)%
Other income/(expense) of CSIP, net	0.8	(3.6)	N/A	1.0	(20.0)%
Consolidated investment products (CIP):
Interest income of CIP	63.0	64.7	(2.6)%	56.8	10.9%
Interest expense of CIP	(50.6)	(45.9)	10.2%	(35.8)	41.3%
Other gains/(losses) of CIP, net	(24.4)	(17.3)	41.0%	(43.0)	(43.3)%
Income from continuing operations before income taxes	281.7	341.7	(17.6)%	326.6	(13.7)%
Income tax provision	(86.9)	(100.4)	(13.4)%	(99.7)	(12.8)%
Income from continuing operations, net of taxes	194.8	241.3	(19.3)%	226.9	(14.1)%
Income/(loss) from discontinued operations, net of taxes	—	—	N/A	(1.0)	N/A
Net income	194.8	241.3	(19.3)%	225.9	(13.8)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	7.1	8.0	(11.3)%	43.9	(83.8)%
Net income attributable to Invesco Ltd.	$201.9	$249.3	(19.0)%	$269.8	(25.2)%
Earnings per share:
---Basic EPS from continuing operations	$0.48	$0.58	(17.2)%	$0.63	(23.8)%
---Basic EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total basic	$0.48	$0.58	(17.2)%	$0.62	(22.6)%

---Diluted EPS from continuing operations	$0.48	$0.58	(17.2)%	$0.62	(22.6)%
---Diluted EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total diluted	$0.48	$0.58	(17.2)%	$0.62	(22.6)%

Average shares outstanding:
---basic	422.9	428.8	(1.4)%	433.2	(2.4)%
---diluted	423.2	429.1	(1.4)%	433.6	(2.4)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2015	2014	% Change
Operating revenues:
Investment management fees	$4,061.1	$4,054.1	0.2%
Service and distribution fees	855.4	893.1	(4.2)%
Performance fees	85.9	61.1	40.6%
Other	120.5	138.8	(13.2)%
Total operating revenues	5,122.9	5,147.1	(0.5)%
Operating expenses:
Employee compensation	1,395.5	1,394.5	0.1%
Third-party distribution, service and advisory	1,579.9	1,630.7	(3.1)%
Marketing	115.4	112.1	2.9%
Property, office and technology	312.0	336.4	(7.3)%
General and administrative	361.7	396.5	(8.8)%
Total operating expenses	3,764.5	3,870.2	(2.7)%
Operating income	1,358.4	1,276.9	6.4%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.1	32.8	7.0%
Interest and dividend income	13.0	13.1	(0.8)%
Interest expense	(81.7)	(73.1)	11.8%
Other gains and losses, net	(1.5)	28.1	N/A
Other income/(expense) of CSIP, net	11.7	24.3	(51.9)%
Consolidated investment products (CIP):
Interest income of CIP	253.0	206.5	22.5%
Interest expense of CIP	(188.9)	(133.9)	41.1%
Other gains/(losses) of CIP, net	(37.0)	20.4	N/A
Income from continuing operations before income taxes	1,362.1	1,395.1	(2.4)%
Income tax provision	(398.0)	(390.6)	1.9%
Income from continuing operations, net of taxes	964.1	1,004.5	(4.0)%
Income/(loss) from discontinued operations, net of taxes	—	(3.4)	N/A
Net income	964.1	1,001.1	(3.7)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.0	(13.0)	N/A
Net income attributable to Invesco Ltd.	$968.1	$988.1	(2.0)%
Earnings per share:
---Basic EPS from continuing operations	$2.26	$2.28	(0.9)%
---Basic EPS from discontinued operations	$—	($0.01)	N/A
---Total basic	$2.26	$2.27	(0.4)%

---Diluted EPS from continuing operations	$2.26	$2.28	(0.9)%
---Diluted EPS from discontinued operations	$—	($0.01)	N/A
---Total diluted	$2.26	$2.27	(0.4)%

Average shares outstanding:
---basic	428.9	435.0	(1.4)%
---diluted	429.3	435.6	(1.4)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$987.1	$13.3	$—	$—	$—	$8.4	$—	$1,008.8
Service and distribution fees	207.6	—	—	—	—	—	—	207.6
Performance fees	16.8	0.4	—	—	—	1.6	—	18.8
Other	28.2	0.8	—	—	—	—	—	29.0
Third-party distribution, service and advisory	—	(2.9)	(375.2)	—	—	—	—	(378.1)
Total operating revenues reconciled to net revenues	1,239.7	11.6	(375.2)	—	—	10.0	—	886.1
Operating expenses:
Employee compensation	349.8	4.7	—	—	(3.5)	—	(12.2)	338.8
Third-party distribution, service and advisory	375.2	—	(375.2)	—	—	—	—	—
Marketing	34.1	0.5	—	—	—	—	—	34.6
Property, office and technology	81.3	1.1	—	—	—	—	(2.0)	80.4
General and administrative	95.7	1.2	—	(3.6)	—	(1.6)	(15.1)	76.6
Total operating expenses	936.1	7.5	(375.2)	(3.6)	(3.5)	(1.6)	(29.3)	530.4
Operating income reconciled to adjusted operating income	303.6	4.1	—	3.6	3.5	11.6	29.3	355.7
Other income/(expense):
Equity in earnings of unconsolidated affiliates	3.1	(3.5)	—	—	—	0.7	—	0.3
Interest and dividend income	5.5	0.8	—	—	(0.3)	0.7	—	6.7
Interest expense	(23.0)	—	—	—	—	—	—	(23.0)
Other gains and losses, net	3.7	—	—	(8.7)	(4.8)	—	(0.5)	(10.3)
Other income/(expense) of CSIP, net	0.8	—	—	—	—	—	—	0.8
CIP:
Interest income of CIP	63.0	—	—	—	—	(63.0)	—	—
Interest expense of CIP	(50.6)	—	—	—	—	50.6	—	—
Other gains/(losses) of CIP, net	(24.4)	—	—	—	—	24.4	—	—
Income from continuing operations before income taxes	281.7	1.4	—	(5.1)	(1.6)	25.0	28.8	330.2
Income tax provision	(86.9)	(1.4)	—	7.7	0.5	—	(7.8)	(87.9)
Income from continuing operations, net of taxes	194.8	—	—	2.6	(1.1)	25.0	21.0	242.3
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	194.8	—	—	2.6	(1.1)	25.0	21.0	242.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	7.1	—	—	—	—	(5.6)	—	1.5
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$201.9	$—	$—	$2.6	($1.1)	$19.4	$21.0	$243.8

Operating margin	24.5%				Adjusted operating margin			40.1%

Average diluted shares outstanding	423.2				Average diluted shares outstanding			423.2

Diluted EPS from continuing operations	$0.48					Adjusted diluted EPS		$0.58
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.48

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,016.9	$13.7	$—	$—	$—	$7.5	$—	$1,038.1
Service and distribution fees	214.8	—	—	—	—	—	—	214.8
Performance fees	15.6	—	—	—	—	2.0	—	17.6
Other	26.2	1.4	—	—	—	—	—	27.6
Third-party distribution, service and advisory	—	(2.8)	(392.3)	—	—	—	—	(395.1)
Total operating revenues reconciled to net revenues	1,273.5	12.3	(392.3)	—	—	9.5	—	903.0
Operating expenses:
Employee compensation	337.6	4.9	—	—	4.4	—	—	346.9
Third-party distribution, service and advisory	392.3	—	(392.3)	—	—	—	—	—
Marketing	24.9	0.9	—	—	—	—	—	25.8
Property, office and technology	79.0	0.9	—	—	—	—	—	79.9
General and administrative	87.0	1.4	—	(2.7)	—	(8.7)	—	77.0
Total operating expenses	920.8	8.1	(392.3)	(2.7)	4.4	(8.7)	—	529.6
Operating income reconciled to adjusted operating income	352.7	4.2	—	2.7	(4.4)	18.2	—	373.4
Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.2	(3.8)	—	—	—	(0.2)	—	4.2
Interest and dividend income	2.4	0.6	—	—	(0.3)	1.5	—	4.2
Interest expense	(20.4)	—	—	—	—	—	—	(20.4)
Other gains and losses, net	0.9	0.4	—	(18.4)	12.1	—	(1.6)	(6.6)
Other income/(expense) of CSIP, net	(3.6)							(3.6)
CIP:
Interest income of CIP	64.7	—	—	—	—	(64.7)	—	—
Interest expense of CIP	(45.9)	—	—	—	—	45.9	—	—
Other gains/(losses) of CIP, net	(17.3)	—	—	—	—	17.3	—	—
Income from continuing operations before income taxes	341.7	1.4	—	(15.7)	7.4	18.0	(1.6)	351.2
Income tax provision	(100.4)	(1.4)	—	11.4	(2.6)	—	—	(93.0)
Income from continuing operations, net of taxes	241.3	—	—	(4.3)	4.8	18.0	(1.6)	258.2
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	241.3	—	—	(4.3)	4.8	18.0	(1.6)	258.2
Net (income)/loss attributable to noncontrolling interests in consolidated entities	8.0	—	—	—	—	(4.8)	—	3.2
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$249.3	$—	$—	($4.3)	$4.8	$13.2	($1.6)	$261.4

Operating margin	27.7%				Adjusted operating margin			41.4%

Average diluted shares outstanding	429.1				Average diluted shares outstanding			429.1

Diluted EPS from continuing operations	$0.58					Adjusted diluted EPS		$0.61
Diluted EPS from discontinued operations	—
Diluted EPS	$0.58

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,009.5	$15.6	$—	$—	$—	$7.8	$—	$1,032.9
Service and distribution fees	217.7	—	—	—	—	—	—	217.7
Performance fees	16.8	—	—	—	—	2.2	—	19.0
Other	32.7	1.8	—	—	—	(0.4)	—	34.1
Third-party distribution, service and advisory	—	(3.4)	(394.5)	—	—	—	—	(397.9)
Total operating revenues reconciled to net revenues	1,276.7	14.0	(394.5)	—	—	9.6	—	905.8
Operating expenses:
Employee compensation	345.7	4.5	—	—	(3.2)	—	—	347.0
Third-party distribution, service and advisory	394.5	—	(394.5)	—	—	—	—	—
Marketing	31.9	1.1	—	—	—	—	—	33.0
Property, office and technology	72.0	0.9	—	—	—	—	2.7	75.6
General and administrative	84.4	1.3	—	(2.7)	—	(9.0)	3.1	77.1
Total operating expenses	928.5	7.8	(394.5)	(2.7)	(3.2)	(9.0)	5.8	532.7
Operating income reconciled to adjusted operating income	348.2	6.2	—	2.7	3.2	18.6	(5.8)	373.1
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.4	(5.1)	—	—	—	(0.1)	—	1.2
Interest and dividend income	4.5	0.8	—	—	(0.9)	1.1	—	5.5
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	6.6	—	—	—	(0.8)	0.1	—	5.9
Other income/(expense) of CSIP, net	1.0	—	—	—	—	—	—	1.0
CIP:
Interest income of CIP	56.8	—	—	—	—	(56.8)	—	—
Interest expense of CIP	(35.8)	—	—	—	—	35.8	—	—
Other gains/(losses) of CIP, net	(43.0)	—	—	—	—	43.0	—	—
Income from continuing operations before income taxes	326.6	1.9	—	2.7	1.5	41.7	(5.8)	368.6
Income tax provision	(99.7)	(1.9)	—	5.1	(0.3)	—	0.7	(96.1)
Income from continuing operations, net of taxes	226.9	—	—	7.8	1.2	41.7	(5.1)	272.5
Income/(loss) from discontinued operations, net of taxes	(1.0)	—	—	1.0	—	—	—	—
Net income	225.9	—	—	8.8	1.2	41.7	(5.1)	272.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	43.9	—	—	—	—	(43.8)	—	0.1
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$269.8	$—	$—	$8.8	$1.2	($2.1)	($5.1)	$272.6

Operating margin	27.3%				Adjusted operating margin			41.2%

Average diluted shares outstanding	433.6				Average diluted shares outstanding			433.6

Diluted EPS from continuing operations	$0.62				Adjusted diluted EPS			$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.62

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$4,061.1	$61.9	$—	$—	$—	$30.7	$—	$4,153.7
Service and distribution fees	855.4	—	—	—	—	—	—	855.4
Performance fees	85.9	6.9	—	—	—	8.5	—	101.3
Other	120.5	5.2	—	—	—	—	—	125.7
Third-party distribution, service and advisory	—	(13.0)	(1,579.9)	—	—	—	—	(1,592.9)
Total operating revenues reconciled to net revenues	5,122.9	61.0	(1,579.9)	—	—	39.2	—	3,643.2
Operating expenses:
Employee compensation	1,395.5	20.8	—	—	(4.3)	—	(12.2)	1,399.8
Third-party distribution, service and advisory	1,579.9	—	(1,579.9)	—	—	—	—	—
Marketing	115.4	3.1	—	—	—	—	—	118.5
Property, office and technology	312.0	3.9	—	—	—	—	4.4	320.3
General and administrative	361.7	5.8	—	(12.8)	—	(24.0)	(19.8)	310.9
Total operating expenses	3,764.5	33.6	(1,579.9)	(12.8)	(4.3)	(24.0)	(27.6)	2,149.5
Operating income reconciled to adjusted operating income	1,358.4	27.4	—	12.8	4.3	63.2	27.6	1,493.7
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.1	(22.8)	—	—	—	1.7	—	14.0
Interest and dividend income	13.0	3.3	—	—	(1.0)	4.4	—	19.7
Interest expense	(81.7)	—	—	—	—	—	—	(81.7)
Other gains and losses, net	(1.5)	0.4	—	(27.1)	5.8	3.9	1.0	(17.5)
Other income/(expense) of CSIP, net	11.7	—	—	—	—	—	—	11.7
CIP:
Interest income of CIP	253.0	—	—	—	—	(253.0)	—	—
Interest expense of CIP	(188.9)	—	—	—	—	188.9	—	—
Other gains/(losses) of CIP, net	(37.0)	—	—	—	—	37.0	—	—
Income from continuing operations before income taxes	1,362.1	8.3	—	(14.3)	9.1	46.1	28.6	1,439.9
Income tax provision	(398.0)	(8.3)	—	28.3	(3.2)	—	(8.3)	(389.5)
Income from continuing operations, net of taxes	964.1	—	—	14.0	5.9	46.1	20.3	1,050.4
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	964.1	—	—	14.0	5.9	46.1	20.3	1,050.4
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.0	—	—	—	—	(5.7)	—	(1.7)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$968.1	$—	$—	$14.0	$5.9	$40.4	$20.3	$1,048.7

Operating margin	26.5%				Adjusted operating margin			41.0%

Average diluted shares outstanding	429.3				Average diluted shares outstanding			429.3

Diluted EPS from continuing operations	$2.26				Adjusted diluted EPS			$2.44
Diluted EPS from discontinued operations	$—
Diluted EPS	$2.26

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$4,054.1	$66.6	$—	$—	$—	$26.7	$—	$4,147.4
Service and distribution fees	893.1	—	—	—	—	—	—	893.1
Performance fees	61.1	—	—	—	—	9.1	—	70.2
Other	138.8	5.0	—	—	—	(0.6)	—	143.2
Third-party distribution, service and advisory	—	(14.9)	(1,630.7)	—	—	—	—	(1,645.6)
Total operating revenues reconciled to net revenues	5,147.1	56.7	(1,630.7)	—	—	35.2	—	3,608.3
Operating expenses:
Employee compensation	1,394.5	18.4	—	—	(11.5)	—	(7.2)	1,394.2
Third-party distribution, service and advisory	1,630.7	—	(1,630.7)	—	—	—	—	—
Marketing	112.1	3.4	—	—	—	—	—	115.5
Property, office and technology	336.4	3.4	—	—	—	—	(33.1)	306.7
General and administrative	396.5	5.6	—	(12.6)	—	(34.6)	(58.0)	296.9
Total operating expenses	3,870.2	30.8	(1,630.7)	(12.6)	(11.5)	(34.6)	(98.3)	2,113.3
Operating income reconciled to adjusted operating income	1,276.9	25.9	—	12.6	11.5	69.8	98.3	1,495.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	32.8	(20.9)	—	—	—	4.0	—	15.9
Interest and dividend income	13.1	4.0	—	—	(3.6)	3.3	—	16.8
Interest expense	(73.1)	—	—	—	—	—	—	(73.1)
Other gains and losses, net	28.1	—	—	—	(7.6)	4.8	(0.2)	25.1
Other income/(expense) of CSIP, net	24.3	—	—	—	—	—	—	24.3
CIP:
Interest income of CIP	206.5	—	—	—	—	(206.5)	—	—
Interest expense of CIP	(133.9)	—	—	—	—	133.9	—	—
Other gains/(losses) of CIP, net	20.4	—	—	—	—	(20.4)	—	—
Income from continuing operations before income taxes	1,395.1	9.0	—	12.6	0.3	(11.1)	98.1	1,504.0
Income tax provision	(390.6)	(9.0)	—	20.2	(0.6)	—	(19.5)	(399.5)
Income from continuing operations, net of taxes	1,004.5	—	—	32.8	(0.3)	(11.1)	78.6	1,104.5
Income/(loss) from discontinued operations, net of taxes	(3.4)	—	—	3.4	—	—	—	—
Net income	1,001.1	—	—	36.2	(0.3)	(11.1)	78.6	1,104.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(13.0)	—	—	—	—	3.3	—	(9.7)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$988.1	$—	$—	$36.2	($0.3)	($7.8)	$78.6	$1,094.8

Operating margin	24.8%				Adjusted operating margin			41.4%

Average diluted shares outstanding	435.6				Average diluted shares outstanding			435.6

Diluted EPS from continuing operations	$2.28				Adjusted diluted EPS			$2.51
Diluted EPS from discontinued operations	($0.01)
Diluted EPS	$2.27

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	December 31, 2015	December 31, 2014
ADJUSTED ASSETS
Cash and cash equivalents	$1,851.4	$1,514.2
Unsettled fund receivables	566.3	732.4
Accounts receivable	533.0	549.7
Investments	1,087.6	980.3
Assets of consolidated sponsored investment products (CSIP)	319.1	305.8
Assets held for policyholders	6,051.5	1,697.9
Prepaid assets	121.2	132.1
Other assets	107.0	79.5
Property, equipment and software, net	426.9	402.6
Intangible assets, net	1,354.0	1,246.7
Goodwill	6,175.7	6,579.4
Total adjusted assets	$18,593.7	$14,220.6
ADJUSTED LIABILITIES
Accrued compensation and benefits	$661.3	$667.3
Accounts payable and accrued expenses	863.1	757.3
Policyholder payables	6,051.5	1,697.9
Unsettled fund payables	561.9	730.1
Long-term debt	2,072.8	1,576.8
Deferred tax liabilities, net	288.9	304.8
Total adjusted liabilities	10,499.5	5,734.2

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.3	165.5

ADJUSTED PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,197.7	6,133.6
Treasury shares	(2,404.1)	(1,898.1)
Retained earnings	4,459.7	3,905.7
Accumulated other comprehensive income/(loss), net of tax	(466.1)	69.0
Total adjusted equity attributable to Invesco Ltd.	7,885.3	8,308.3
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	41.6	12.6
Total adjusted permanent equity	7,926.9	8,320.9
Total adjusted liabilities, temporary and permanent equity	$18,593.7	$14,220.6

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,851.4	$1,514.2
Unsettled fund receivables	566.3	732.4
Accounts receivable	528.1	545.9
Investments	1,019.1	885.4
Assets of consolidated sponsored investment products (CSIP)	319.1	305.8
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	363.3	404.0
Accounts receivable of CIP	173.5	161.3
Investments of CIP	6,016.1	5,762.8
Assets held for policyholders	6,051.5	1,697.9
Prepaid assets	121.2	132.1
Other assets	107.0	79.5
Property, equipment and software, net	426.9	402.6
Intangible assets, net	1,354.0	1,246.7
Goodwill	6,175.7	6,579.4
Total assets	$25,073.2	$20,450.0
LIABILITIES
Accrued compensation and benefits	$661.3	$667.3
Accounts payable and accrued expenses	863.1	757.3
Liabilities of CIP:
Debt of CIP	5,437.0	5,149.6
Other liabilities of CIP	273.7	280.9
Policyholder payables	6,051.5	1,697.9
Unsettled fund payables	561.9	730.1
Long-term debt	2,072.8	1,576.8
Deferred tax liabilities, net	288.9	304.8
Total liabilities	16,210.2	11,164.7

TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.3	165.5

PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,197.7	6,133.6
Treasury shares	(2,404.1)	(1,898.1)
Retained earnings	4,439.6	3,926.0
Retained earnings appropriated for investors in CIP	—	17.6
Accumulated other comprehensive income/(loss), net of tax	(446.0)	48.8
Total equity attributable to Invesco Ltd.	7,885.3	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	810.4	793.8
Total permanent equity	8,695.7	9,119.8
Total liabilities, temporary and permanent equity	$25,073.2	$20,450.0

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to
U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31, 2015			December 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,851.4	$—	$1,851.4	$1,514.2	$—	$1,514.2
Unsettled fund receivables	566.3	—	566.3	732.4	—	732.4
Accounts receivable	533.0	(4.9)	528.1	549.7	(3.8)	545.9
Investments	1,087.6	(68.5)	1,019.1	980.3	(94.9)	885.4
Assets of CSIP	319.1	—	319.1	305.8	—	305.8
Assets of CIP:
Cash and cash equivalents of CIP	—	363.3	363.3	—	404.0	404.0
Accounts receivable of CIP	—	173.5	173.5	—	161.3	161.3
Investments of CIP	—	6,016.1	6,016.1	—	5,762.8	5,762.8
Assets held for policyholders	6,051.5	—	6,051.5	1,697.9	—	1,697.9
Prepaid assets	121.2	—	121.2	132.1	—	132.1
Other assets	107.0	—	107.0	79.5	—	79.5
Property, equipment and software, net	426.9	—	426.9	402.6	—	402.6
Intangible assets, net	1,354.0	—	1,354.0	1,246.7	—	1,246.7
Goodwill	6,175.7	—	6,175.7	6,579.4	—	6,579.4
Total assets	$18,593.7	$6,479.5	$25,073.2	$14,220.6	$6,229.4	$20,450.0
LIABILITIES
Accrued compensation and benefits	$661.3	$—	$661.3	$667.3	$—	$667.3
Accounts payable and accrued expenses	863.1	—	863.1	757.3	—	757.3
Liabilities of CIP:
Debt of CIP	—	5,437.0	5,437.0	—	5,149.6	5,149.6
Other liabilities of CIP	—	273.7	273.7	—	280.9	280.9
Policyholder payables	6,051.5	—	6,051.5	1,697.9	—	1,697.9
Unsettled fund payables	561.9	—	561.9	730.1	—	730.1
Long-term debt	2,072.8	—	2,072.8	1,576.8	—	1,576.8
Deferred tax liabilities, net	288.9	—	288.9	304.8	—	304.8
Total liabilities	10,499.5	5,710.7	16,210.2	5,734.2	5,430.5	11,164.7
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	167.3	—	167.3	165.5	—	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,197.7	—	6,197.7	6,133.6	—	6,133.6
Treasury shares	(2,404.1)	—	(2,404.1)	(1,898.1)	—	(1,898.1)
Retained earnings	4,459.7	(20.1)	4,439.6	3,905.7	20.3	3,926.0
Retained earnings appropriated for investors in CIP	—	—	—	—	17.6	17.6
Accumulated other comprehensive income/(loss), net of tax	(466.1)	20.1	(446.0)	69.0	(20.2)	48.8
Total equity attributable to Invesco Ltd.	7,885.3	—	7,885.3	8,308.3	17.7	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	41.6	768.8	810.4	12.6	781.2	793.8
Total permanent equity	7,926.9	768.8	8,695.7	8,320.9	798.9	9,119.8
Total liabilities, temporary and permanent equity	$18,593.7	$6,479.5	$25,073.2	$14,220.6	$6,229.4	$20,450.0

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Year ended December 31,
	2015	2014
Adjusted operating activities:
U.S. GAAP net income	$964.2	$1,001.1
Consolidated investment product (CIP) net (income)/loss	46.1	(11.1)
Net income adjusted to remove impact of CIP	1,010.3	990.0
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	93.6	89.4
Share-based compensation expense	150.3	138.0
Other (gains)/losses, net	(2.4)	(32.9)
Other (gains)/losses of CSIP, net	0.8	(13.6)
Equity in earnings of unconsolidated affiliates	(36.8)	(36.8)
Dividends from unconsolidated affiliates	18.7	19.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(10.5)	1.3
(Purchase)/sale of trading investments, net	(159.0)	(2.7)
(Increase)/decrease in receivables	(4,472.9)	(244.4)
Increase/(decrease) in payables	4,438.3	168.2
Adjusted net cash provided by/(used in) operating activities	1,030.4	1,076.1

Adjusted investing activities:
Purchase of property, equipment and software	(124.5)	(133.2)
Purchase of available-for-sale investments	(108.2)	(202.3)
Sale of available-for-sale investments	113.4	169.0
Purchase of investments by CSIP	(527.5)	(683.4)
Sale of investments by CSIP	524.2	493.6
Purchase of other investments	(169.5)	(126.9)
Sale of other investments	111.6	73.7
Returns of capital and distributions from unconsolidated partnership investments	51.0	41.5
Sale of business	—	60.8
Adjusted net cash provided by/(used in) investing activities	(129.5)	(307.2)

Adjusted financing activities:
Proceeds from exercises of share options	3.7	11.0
Purchases of treasury shares	(548.8)	(269.6)
Dividends paid	(454.5)	(424.0)
Excess tax benefits from share-based compensation	21.2	24.0
(Repayment)/borrowing of unsettled fund account	—	(35.7)
Third-party capital invested into CSIP	31.2	167.1
Third-party capital distributed by CSIP	(25.9)	(6.0)
Net proceeds from issuance of senior notes	495.5	—
Payment of contingent consideration	(11.3)	—
Adjusted net cash provided by/(used in) financing activities	(488.9)	(533.2)

Increase /(decrease) in cash and cash equivalents	412.0	235.7
Foreign exchange movement on cash and cash equivalents	(74.8)	(52.7)
Cash and cash equivalents, beginning of year	1,514.2	1,331.2
Cash and cash equivalents, end of year	$1,851.4	$1,514.2

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Year ended December 31,
	2015	2014
Operating activities:
Net income	$964.2	$1,001.1
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	93.6	89.4
Share-based compensation expense	150.3	138.0
Other (gains)/losses, net	1.5	(28.1)
Other (gains)/losses of CSIP, net	0.8	(13.6)
Other (gains)/losses of CIP, net	37.0	(20.4)
Equity in earnings of unconsolidated affiliates	(35.1)	(32.8)
Dividends from unconsolidated affiliates	18.7	19.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	39.9	148.5
(Increase)/decrease in cash held by CSIP	(10.5)	1.3
(Purchase)/sale of trading investments, net	(159.0)	(2.7)
(Increase)/decrease in receivables	(4,489.9)	(265.8)
Increase/(decrease) in payables	4,442.0	165.9
Net cash provided by/(used in) operating activities	1,053.5	1,200.4

Investing activities:
Purchase of property, equipment and software	(124.5)	(133.2)
Purchase of available-for-sale investments	(44.9)	(113.8)
Sale of available-for-sale investments	51.1	102.8
Purchase of investments by CIP	(4,080.7)	(5,565.9)
Sale of investments by CIP	3,543.2	4,022.9
Purchase of investments by CSIP	(527.5)	(683.4)
Sale of investments by CSIP	524.2	493.6
Purchase of other investments	(167.8)	(123.2)
Sale of other investments	111.6	73.7
Returns of capital and distributions from unconsolidated partnership investments	50.5	38.5
Sale of business	—	60.8
Net cash provided by/(used in) investing activities	(664.8)	(1,827.2)

Financing activities:
Proceeds from exercises of share options	3.7	11.0
Purchases of treasury shares	(548.8)	(269.6)
Dividends paid	(454.5)	(424.0)
Excess tax benefits from share-based compensation	21.2	24.0
(Repayment)/borrowing of unsettled fund account	—	(35.7)
Third-party capital invested into CIP	113.5	287.0
Third-party capital distributed by CIP	(120.0)	(165.8)
Third-party capital invested into CSIP	31.2	167.1
Third-party capital distributed by CSIP	(25.9)	(6.0)
Borrowings of debt of CIP	2,091.8	1,996.3
Repayments of debt of CIP	(1,573.1)	(721.8)
Net proceeds from issuance of senior notes	495.5	—
Payment of contingent consideration	(11.3)	—
Net cash provided by/(used in) financing activities	23.3	862.5

Increase/(decrease) in cash and cash equivalents	412.0	235.7
Foreign exchange movement on cash and cash equivalents	(74.8)	(52.7)
Cash and cash equivalents, beginning of year	1,514.2	1,331.2
Cash and cash equivalents, end of year	$1,851.4	$1,514.2

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year ended December 31, 2015			Year ended December 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$1,010.3	($46.1)	$964.2	$990.0	$11.1	$1,001.1
Amortization and depreciation	93.6	—	93.6	89.4	—	89.4
Share-based compensation expense	150.3	—	150.3	138.0	—	138.0
Other (gains)/losses, net	(2.4)	3.9	1.5	(32.9)	4.8	(28.1)
Other (gains)/losses of CSIP, net	0.8	—	0.8	(13.6)	—	(13.6)
Other (gains)/losses of CIP, net	—	37.0	37.0	—	(20.4)	(20.4)
Equity in earnings of unconsolidated affiliates	(36.8)	1.7	(35.1)	(36.8)	4.0	(32.8)
Dividends from unconsolidated affiliates	18.7	—	18.7	19.6	—	19.6
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	39.9	39.9	—	148.5	148.5
(Increase)/decrease in cash held by CSIP	(10.5)	—	(10.5)	1.3	—	1.3
(Purchase)/sale of trading investments	(159.0)	—	(159.0)	(2.7)	—	(2.7)
(Increase)/decrease in receivables	(4,472.9)	(17.0)	(4,489.9)	(244.4)	(21.4)	(265.8)
Increase/(decrease) in payables	4,438.3	3.7	4,442.0	168.2	(2.3)	165.9
Net cash provided by/(used in) operating activities	1,030.4	23.1	1,053.5	1,076.1	124.3	1,200.4
Investing activities:
Purchase of property, equipment and software	(124.5)	—	(124.5)	(133.2)	—	(133.2)
Purchase of available-for-sale investments	(108.2)	63.3	(44.9)	(202.3)	88.5	(113.8)
Sale of available-for-sale investments	113.4	(62.3)	51.1	169.0	(66.2)	102.8
Purchase of investments by CIP	—	(4,080.7)	(4,080.7)	—	(5,565.9)	(5,565.9)
Sale of investments by CIP	—	3,543.2	3,543.2	—	4,022.9	4,022.9
Purchase of investments by CSIP	(527.5)	—	(527.5)	(683.4)	—	(683.4)
Sale of investments by CSIP	524.2	—	524.2	493.6	—	493.6
Purchase of other investments	(169.5)	1.7	(167.8)	(126.9)	3.7	(123.2)
Sale of other investments	111.6	—	111.6	73.7	—	73.7
Returns of capital and distributions from unconsolidated partnership investments	51.0	(0.5)	50.5	41.5	(3.0)	38.5
Sale of business	—	—	—	60.8	—	60.8
Net cash provided by/(used in) investing activities	(129.5)	(535.3)	(664.8)	(307.2)	(1,520.0)	(1,827.2)
Financing activities:
Proceeds from exercises of share options	3.7	—	3.7	11.0	—	11.0
Purchases of treasury shares	(548.8)	—	(548.8)	(269.6)	—	(269.6)
Dividends paid	(454.5)	—	(454.5)	(424.0)	—	(424.0)
Excess tax benefits from share-based compensation	21.2	—	21.2	24.0	—	24.0
(Repayment)/borrowing of unsettled fund account	—	—	—	(35.7)	—	(35.7)
Third-party capital invested into CIP	—	113.5	113.5	—	287.0	287.0
Third-party capital distributed by CIP	—	(120.0)	(120.0)	—	(165.8)	(165.8)
Third-party capital invested into CSIP	31.2	—	31.2	167.1	—	167.1
Third-party capital distributed by CSIP	(25.9)	—	(25.9)	(6.0)	—	(6.0)
Borrowings of debt of CIP	—	2,091.8	2,091.8	—	1,996.3	1,996.3
Repayments of debt of CIP	—	(1,573.1)	(1,573.1)	—	(721.8)	(721.8)
Net proceeds from issuance of senior notes	495.5	—	495.5	—	—	—
Payment of contingent consideration	(11.3)	—	(11.3)	—	—	—
Net cash provided by/(used in) financing activities	(488.9)	512.2	23.3	(533.2)	1,395.7	862.5
Increase/(decrease) in cash and cash equivalents	412.0	—	412.0	235.7	—	235.7
Foreign exchange movement on cash and cash equivalents	(74.8)	—	(74.8)	(52.7)	—	(52.7)
Cash and cash equivalents, beginning of year	1,514.2	—	1,514.2	1,331.2	—	1,331.2
Cash and cash equivalents, end of year	$1,851.4	$—	$1,851.4	$1,514.2	$—	$1,514.2

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenue (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 12 through 16. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 19 and 22, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

Note 11 relates to debt balances included in the balance sheet information on page 6 and in the balance sheets and balance sheet reconciliations.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, costs related to pre-acquisition matters, intangible asset amortization, changes in the fair value of a contingent consideration liability and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

	Quarterly			Year-to-date
in millions	Q4-15	Q3-15	Q4-14	2015	2014
Intangible amortization	2.7	2.7	2.7	10.6	12.6
Taxation on amortization	(0.4)	(0.4)	(0.4)	(1.5)	(1.6)
Deferred taxation	4.9	4.8	5.5	20.1	21.8
Change in the fair value of contingent consideration	(8.7)	(18.4)	—	(27.1)	—
Taxation on changes in the fair value of contingent consideration	3.3	7.0	—	10.3	—
Other acquisition-related items	0.9	—	—	2.2	—
Taxation on other acquisition-related items	(0.1)	—	—	(0.6)	—
(Income)/loss from discontinued operations, net of taxes	—	—	1.0	—	3.4
	$2.6	($4.3)	$8.8	$14.0	$36.2

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $10.0 million in the fourth quarter (third quarter 2015: $9.5 million; fourth quarter 2014: $10.0 million; 2015: $39.2 million; 2014: $35.8 million). Other revenues recorded by the CIPs were zero in the fourth quarter (third quarter 2015: zero; fourth quarter 2014: 0.4 million; 2015: zero; 2014: $0.6 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $19.4 million in net income attributable to Invesco Ltd. in the fourth quarter U.S. GAAP earnings (third quarter 2015: $13.2 million decrease; fourth quarter 2014: $2.1 million increase; 2015: $40.4 million decrease; 2014: $7.8 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The change in compensation expense and the investment income or loss, inclusive of interest and dividend income, are adjusted in arriving at the non-GAAP information and, net of the applicable taxation, result in a net income addition or deduction.

	Quarterly			Year-to-date
in millions	Q4-15	Q3-15	Q4-14	2015	2014
Market (depreciation)/appreciation of compensation liability	$3.5	($4.4)	$3.2	4.3	11.5
Investment (gain)/loss included in other gains and losses, net	(5.1)	11.8	(1.7)	4.8	(11.2)
Net taxation on deferred compensation adjustments	0.5	(2.6)	(0.3)	(3.2)	(0.6)
	($1.1)	$4.8	$1.2	5.9	(0.3)

6.	Other reconciling items

	Quarterly			Year-to-date
in millions	Q4-15	Q3-15	Q4-14	2015	2014
Business optimization charges: (a)
Employee compensation	$12.2	$—	$—	$12.2	$7.2
Consulting and temporary labor	2.0	—	—	2.0	—
Property, office and technology	2.0	—	(2.7)	(4.4)	33.1
Taxation on business optimization charges	(5.1)	—	0.3	(3.8)	(8.7)
Regulatory charges (b)	12.6	—	—	12.6	31.1
Legal fees for regulatory charges (b)	0.5	—	—	0.5	0.5
Taxation on regulatory-related charges (b)	(2.7)	—	—	(2.7)	(0.1)
Foreign exchange hedge amortization (e)	(0.5)	(1.6)	—	1.0	(0.2)
Fund reimbursement expense (c)	—	—	1.6	4.7	31.1
Taxation fund reimbursement expense (c)	—	—	(0.6)	(1.8)	(11.7)
U.K. FSCS levy refund (d)	—	—	(4.7)	—	(4.7)
Taxation on U.K. FSCS levy refund (d)	—	—	1.0	—	1.0
	$21.0	($1.6)	($5.1)	$20.3	$78.6

a.
Business optimization: Operating expenses for the fourth quarter of 2015 include costs associated with a business transformation initiative that includes severance costs of $12.2 million, and consulting and temporary labor costs of $2.0 million. Separately, property related charges of $2.0 million associated with vacating leased properties as part of a ongoing location strategy were recorded in the fourth quarter of 2015(fourth quarter 2014: $2.7 million credit; 2015: $4.4 million credit; 2014; $33.1 million charge).

b.
General and administrative expenses for the fourth quarter of 2015 include a provision of $12.6 million pertaining to regulatory investigations and related legal fees of $0.5 million. This includes $7.6 million associated with our private equity business.

Operating expenses in 2014 include a charge of $31.1 million in respect of the penalty under a settlement of an enforcement proceeding reached with the U.K. Financial Conduct Authority (FCA) pertaining to the company's compliance with certain FCA rules and regulations for the period from May 2008 to November 2012. This charge, together with settlement-related legal costs of $0.5 million, was recorded in general and administrative expenses.

c.
Included within general and administrative expenses for 2015 is a charge of $4.7 million (fourth quarter 2014: $1.6 million; 2014: $31.1 million) in respect of a multi-year fund reimbursement expense associated with historical private equity management fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

d.
Included within general and administrative expenses for the fourth quarter 2014 is a credit of $4.7 million related to the partial refund of a 2010 levy from the U.K. Financial Services Compensation Scheme.

e.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provided coverage through March 31, 2016. The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented in this earnings release and the calculated earnings per share amounts under the two class method.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidated balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by Invesco, nor is Invesco cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10. U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations increased to 30.8% for the fourth quarter, from 29.4% for the third quarter 2015 and increased from 30.5% for the fourth quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP increased our effective tax rate by 0.7% for the fourth quarter, compared to an increase of 0.7% for the third quarter 2015 and an increase of 3.6% for the fourth quarter 2014.

11. Long-term Debt

The company adopted ASU 2015-03, “Simplifying the Presentation of Debt Issuance Costs," as of December 31, 2015 on a retrospective basis to all prior balance sheet periods presented.  As a result of the retrospective adoption, the Company reclassified unamortized debt issuance costs of $15.9 million and $12.5 million as of December 31, 2015 and December 31, 2014, respectively, from Other Assets to Long-Term Debt within its consolidated balance sheets.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-15		Q3-15		% Change	Q4-14
Beginning Assets	$755.8		$803.6		(5.9)%	$789.6
Long-term inflows	43.0		43.5		(1.1)%	46.0
Long-term outflows	(39.1)		(47.4)		(17.5)%	(43.5)
Long-term net flows	3.9		(3.9)		N/A	2.5
Net flows in Invesco PowerShares QQQ fund	2.0		(0.9)		N/A	(3.2)
Net flows in institutional money market funds	(1.8)		(1.5)		20.0%	—
Total net flows	4.1		(6.3)		N/A	(0.7)
Market gains and losses/reinvestment	21.0		(35.6)		N/A	10.5
Foreign currency translation	(5.3)		(5.9)		(10.2)%	(7.0)
Ending Assets	$775.6		$755.8		2.6%	$792.4

Average long-term AUM	$678.2		$685.5		(1.1)%	$676.3
Average AUM	$783.7		$788.9		(0.7)%	$789.8

Gross revenue yield on AUM(a)	63.8	bps	65.1	bps		65.0	bps
Gross revenue yield on AUM before performance fees(a)	62.9	bps	64.3	bps		64.2	bps
Net revenue yield on AUM(b)	45.2	bps	45.8	bps		45.9	bps
Net revenue yield on AUM before performance fees(b)	44.3	bps	44.9	bps		44.9	bps

By active/passive (in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2015	$755.8	$624.1	$131.7
Long-term inflows	43.0	33.2	9.8
Long-term outflows	(39.1)	(29.7)	(9.4)
Long-term net flows	3.9	3.5	0.4
Net flows in Invesco PowerShares QQQ fund	2.0	—	2.0
Net flows in institutional money market funds	(1.8)	(2.1)	0.3
Total net flows	4.1	1.4	2.7
Market gains and losses/reinvestment	21.0	16.3	4.7
Foreign currency translation	(5.3)	(5.3)	—
December 31, 2015	$775.6	$636.5	$139.1

Average AUM	$783.7	$644.6	$139.1
Gross revenue yield on AUM(a)	63.8bps	74.5bps	14.7bps
Net revenue yield on AUM(b)	45.2bps	51.8bps	14.7bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2015	$755.8	$499.4	$256.4
Long-term inflows	43.0	32.6	10.4
Long-term outflows	(39.1)	(32.6)	(6.5)
Long-term net flows	3.9	—	3.9
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—
Net flows in institutional money market funds	(1.8)	—	(1.8)
Total net flows	4.1	2.0	2.1
Market gains and losses/reinvestment	21.0	17.9	3.1
Foreign currency translation	(5.3)	(4.5)	(0.8)
December 31, 2015	$775.6	$514.8	$260.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2015	$755.8	$352.4	$185.5	$50.1	$66.8	$101.0
Long-term inflows	43.0	21.3	11.0	2.8	0.7	7.2
Long-term outflows	(39.1)	(21.0)	(8.0)	(4.1)	(1.0)	(5.0)
Long-term net flows	3.9	0.3	3.0	(1.3)	(0.3)	2.2
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—	—	—	—
Net flows in institutional money market funds	(1.8)	—	—	—	(1.8)	—
Total net flows	4.1	2.3	3.0	(1.3)	(2.1)	2.2
Market gains and losses/reinvestment	21.0	19.1	0.4	0.3	(0.1)	1.3
Foreign currency translation	(5.3)	(2.9)	(1.0)	(1.0)	—	(0.4)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1

Average AUM	$783.7	$374.8	$187.7	$49.4	$68.7	$103.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2015	$755.8	$499.7	$21.8	$103.1	$74.1	$57.1
Long-term inflows	43.0	25.0	0.8	3.7	7.3	6.2
Long-term outflows	(39.1)	(25.2)	(1.2)	(3.4)	(6.6)	(2.7)
Long-term net flows	3.9	(0.2)	(0.4)	0.3	0.7	3.5
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—	—	—	—
Net flows in institutional money market funds	(1.8)	(2.8)	0.1	(0.1)	—	1.0
Total net flows	4.1	(1.0)	(0.3)	0.2	0.7	4.5
Market gains and losses/reinvestment	21.0	12.0	1.0	3.8	2.0	2.2
Foreign currency translation	(5.3)	—	(0.8)	(2.9)	(1.4)	(0.2)
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	December 31, 2015		December 31, 2014		% Change
Beginning Assets	$792.4		$778.7		1.8%
Long-term inflows	189.1		183.1		3.3%
Long-term outflows	(172.9)		(175.0)		(1.2)%
Long-term net flows	16.2		8.1		100.0%
Net flows in Invesco PowerShares QQQ fund	(1.8)		(10.7)		(83.2)%
Net flows in institutional money market funds	(11.9)		(5.8)		105.2%
Total net flows	2.5		(8.4)		N/A
Market gains and losses/reinvestment	(2.6)		34.7		N/A
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	(16.0)		(12.6)		27.0%
Ending Assets	$775.6		$792.4		(2.1)%

Average long-term AUM	$688.7		$673.5		2.3%
Average AUM	$794.7		$790.3		0.6%

Gross revenue yield on AUM(a)	65.0	bps	65.5	bps
Gross revenue yield on AUM before performance fees(a)	63.9	bps	64.8	bps
Net revenue yield on AUM(b)	45.8	bps	45.7	bps
Net revenue yield on AUM before performance fees(b)	44.6	bps	44.8	bps

By active/passive (in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2014	$792.4		$651.0		$141.4
Long-term inflows	189.1		153.6		35.5
Long-term outflows	(172.9)		(139.5)		(33.4)
Long-term net flows	16.2		14.1		2.1
Net flows in Invesco PowerShares QQQ fund	(1.8)		—		(1.8)
Net flows in institutional money market funds	(11.9)		(12.3)		0.4
Total net flows	2.5		1.8		0.7
Market gains and losses/reinvestment	(2.6)		(0.3)		(2.3)
Acquisitions/dispositions, net(f)	(0.7)		—		(0.7)
Foreign currency translation	(16.0)		(16.0)		—
December 31, 2015	$775.6		$636.5		$139.1

Average AUM	$794.7		$653.6		$141.1
Gross revenue yield on AUM(a)	65.0	bps	75.9	bps	14.5	bps
Net revenue yield on AUM(b)	45.8	bps	52.6	bps	14.5	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$792.4	$532.5	$259.9
Long-term inflows	189.1	139.1	50.0
Long-term outflows	(172.9)	(136.3)	(36.6)
Long-term net flows	16.2	2.8	13.4
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—
Net flows in institutional money market funds	(11.9)	—	(11.9)
Total net flows	2.5	1.0	1.5
Market gains and losses/reinvestment	(2.6)	(4.7)	2.1
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	(16.0)	(13.3)	(2.7)
December 31, 2015	$775.6	$514.8	$260.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3
Long-term inflows	189.1	89.2	45.5	16.1	3.7	34.6
Long-term outflows	(172.9)	(94.5)	(35.2)	(14.7)	(3.9)	(24.6)
Long-term net flows	16.2	(5.3)	10.3	1.4	(0.2)	10.0
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—	—	—	—
Net flows in institutional money market funds	(11.9)	—	—	—	(11.9)	—
Total net flows	2.5	(7.1)	10.3	1.4	(12.1)	10.0
Market gains and losses/reinvestment	(2.6)	2.1	(1.4)	(0.4)	0.2	(3.1)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	(16.0)	(8.5)	(2.6)	(3.5)	—	(1.4)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1

Average AUM	$794.7	$386.6	$185.6	$51.2	$70.7	$100.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3
Long-term inflows	189.1	99.1	3.7	18.8	37.5	30.0
Long-term outflows	(172.9)	(97.3)	(4.2)	(17.9)	(29.2)	(24.3)
Long-term net flows	16.2	1.8	(0.5)	0.9	8.3	5.7
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—	—	—	—
Net flows in institutional money market funds	(11.9)	(13.9)	—	0.7	(0.3)	1.6
Total net flows	2.5	(13.9)	(0.5)	1.6	8.0	7.3
Market gains and losses/reinvestment	(2.6)	(6.8)	0.9	3.0	1.3	(1.0)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	(16.0)	—	(4.5)	(5.5)	(5.0)	(1.0)
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q4-15		Q3-15		% Change	Q4-14
Beginning Assets	$131.7		$141.6		(7.0)%	$142.1
Long-term inflows	9.8		6.8		44.1%	9.6
Long-term outflows	(9.4)		(9.1)		3.3%	(8.0)
Long-term net flows	0.4		(2.3)		N/A	1.6
Net flows in Invesco PowerShares QQQ fund	2.0		(0.9)		N/A	(3.2)
Net flows in institutional money market funds	0.3		0.1		200.0%	—
Total net flows	2.7		(3.1)		(187.1)%	(1.6)
Market gains and losses/reinvestment	4.7		(6.8)		(169.1)%	1.1
Foreign currency translation	—		—		N/A	(0.2)
Ending Assets	$139.1		$131.7		5.6%	$141.4

Average long-term AUM	97.2		99.6		(2.4)%	100.6
Average AUM	$139.1		$138.4		0.5%	$142.1

Gross revenue yield on AUM(a)	14.7	bps	14.9	bps		12.9	bps
Gross revenue yield on AUM before performance fees(a)	14.7	bps	14.9	bps		12.9	bps
Net revenue yield on AUM(b)	14.7	bps	14.9	bps		12.9	bps
Net revenue yield on AUM before performance fees(b)	14.7	bps	14.9	bps		12.9	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2015	$131.7	$110.6	$21.1
Long-term inflows	9.8	9.8	—
Long-term outflows	(9.4)	(8.2)	(1.2)
Long-term net flows	0.4	1.6	(1.2)
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—
Net flows in institutional money market funds	0.3	—	0.3
Total net flows	2.7	3.6	(0.9)
Market gains and losses/reinvestment	4.7	4.5	0.2
Foreign currency translation	—	—	—
December 31, 2015	$139.1	$118.7	$20.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
September 30, 2015	$131.7	$82.3	$39.7	$—	$0.1	$9.6
Long-term inflows	9.8	7.7	1.4	—	—	0.7
Long-term outflows	(9.4)	(6.2)	(2.3)	—	—	(0.9)
Long-term net flows	0.4	1.5	(0.9)	—	—	(0.2)
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—	—	—	—
Net flows in institutional money market funds	0.3	—	—	—	0.3	—
Total net flows	2.7	3.5	(0.9)	—	0.3	(0.2)
Market gains and losses/reinvestment	4.7	5.2	(0.2)	—	—	(0.3)
Foreign currency translation	—	—	—	—	—	—
December 31, 2015	$139.1	$91.0	$38.6	$—	$0.4	$9.1

Average AUM	$139.1	$90.0	$39.5	$—	$0.2	$9.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2015	$131.7	$127.5	$0.4	$—	$1.8	$2.0
Long-term inflows	9.8	9.7	—	—	0.1	—
Long-term outflows	(9.4)	(9.2)	—	—	(0.2)	—
Long-term net flows	0.4	0.5	—	—	(0.1)	—
Net flows in Invesco PowerShares QQQ fund	2.0	2.0	—	—	—	—
Net flows in institutional money market funds	0.3	—	—	—	—	0.3
Total net flows	2.7	2.5	—	—	(0.1)	0.3
Market gains and losses/reinvestment	4.7	4.4	—	—	0.2	0.1
Foreign currency translation	—	—	—	—	—	—
December 31, 2015	$139.1	$134.4	$0.4	$—	$1.9	$2.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	December 31, 2015		December 31, 2014		% Change
Beginning Assets	$141.4		$139.7		1.2%
Long-term inflows	35.5		32.8		8.2%
Long-term outflows	(33.4)		(26.8)		24.6%
Long-term net flows	2.1		6.0		(65.0)%
Net flows in Invesco PowerShares QQQ fund	(1.8)		(10.7)		(83.2)%
Net flows in institutional money market funds	0.4		—		N/A
Total net flows	0.7		(4.7)		N/A
Market gains and losses/reinvestment	(2.3)		6.8		N/A
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	—		(0.4)		N/A
Ending Assets	$139.1		$141.4		(1.6)%

Average long-term AUM	101.2		99.1		2.1%
Average AUM	$141.1		$142.8		(1.2)%

Gross revenue yield on AUM(a)	14.5	bps	13.0	bps
Gross revenue yield on AUM before performance fees(a)	14.5	bps	13.0	bps
Net revenue yield on AUM(b)	14.5	bps	13.0	bps
Net revenue yield on AUM before performance fees(b)	14.5	bps	13.0	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$141.4	$119.7	$21.7
Long-term inflows	35.5	32.3	3.2
Long-term outflows	(33.4)	(29.4)	(4.0)
Long-term net flows	2.1	2.9	(0.8)
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—
Net flows in institutional money market funds	0.4	—	0.4
Total net flows	0.7	1.1	(0.4)
Market gains and losses/reinvestment	(2.3)	(1.4)	(0.9)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	—	—	—
December 31, 2015	$139.1	$118.7	$20.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1
Long-term inflows	35.5	25.8	5.9	—	—	3.8
Long-term outflows	(33.4)	(22.1)	(6.3)	—	—	(5.0)
Long-term net flows	2.1	3.7	(0.4)	—	—	(1.2)
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—	—	—	—
Net flows in institutional money market funds	0.4	—	—	—	0.4	—
Total net flows	0.7	1.9	(0.4)	—	0.4	(1.2)
Market gains and losses/reinvestment	(2.3)	0.9	(2.1)	—	—	(1.1)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	—	—	—	—	—	—
December 31, 2015	$139.1	$91.0	$38.6	$—	$0.4	$9.1

Average AUM	$141.1	$89.4	$41.1	$—	$0.1	$10.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8
Long-term inflows	35.5	33.3	0.1	—	0.6	1.5
Long-term outflows	(33.4)	(31.3)	—	—	(0.6)	(1.5)
Long-term net flows	2.1	2.0	0.1	—	—	—
Net flows in Invesco PowerShares QQQ fund	(1.8)	(1.8)	—	—	—	—
Net flows in institutional money market funds	0.4	—	—	—	—	0.4
Total net flows	0.7	0.2	0.1	—	—	0.4
Market gains and losses/reinvestment	(2.3)	(2.7)	0.1	—	0.1	0.2
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
December 31, 2015	$139.1	$134.4	$0.4	$—	$1.9	$2.4

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $6.6 billion (third quarter 2015: $6.0 billion; fourth quarter 2014: $4.7 billion). For year to date AUM, our share of the average AUM in the twelve months of 2015 for our JVs in China was $6.1 billion (twelve months of 2014: $4.9 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, private capital - direct, private capital - fund of funds, private direct real estate (Asian, European and U.S.), Public Real Estate Securities (U.S. and Global) and senior secured loans.
(d)    Ending AUM as of December 31, 2015 includes $58.5 billion in institutional money market AUM and $42.9 billion in PowerShares QQQ AUM. Ending retail money market AUM as of December 31, 2015, included in long-term AUM, were $6.1 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    Dispositions during the first quarter 2015 resulted in a $0.7 billion decrease in AUM representing exchange traded notes that did not transfer over as part of the agreement with Deutsche Bank to transition the investment management of the PowerShares DB suite of commodity exchange traded funds to Invesco.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	12%	9%	32%	4%	5%	33%
	U.S. Growth	100%	95%	30%	51%	95%	34%
	U.S. Value	46%	52%	31%	46%	52%	98%
	Sector	24%	60%	76%	25%	9%	12%
	U.K.	100%	100%	100%	91%	100%	100%
	Canadian	27%	27%	56%	21%	37%	46%
	Asian	75%	98%	82%	72%	74%	72%
	Continental European	98%	98%	100%	58%	99%	95%
	Global	85%	70%	87%	83%	83%	93%
	Global Ex U.S. and Emerging Markets	8%	90%	98%	2%	90%	98%
Other
	Alternatives	76%	65%	71%	34%	45%	64%
	Balanced	61%	40%	44%	52%	92%	100%
Fixed Income
	Money Market	89%	70%	70%	91%	97%	97%
	U.S. Fixed Income	96%	92%	93%	93%	84%	97%
	Global Fixed Income	94%	93%	97%	62%	92%	68%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 58%, 57%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 69%, and 67% of total Invesco AUM, respectively, as of 12/31/2015. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.